Exhibit 10.35

Parcel Identification

Number: L7 10 2 0418

PREPARED BY:

FIRST NIAGARA BANK, N.A.

726 Exchange Street

Buffalo, NY 14210

WHEN RECORDED, MAIL TO:

FIRST NIAGARA BANK, N.A.

Commercial Collateral Control Unit

239 Van Rensselaer

Buffalo, NY 14210

FOR RECORDER’S USE ONLY

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE IS AN OPEN-END MORTGAGE

UNDER 42 PA. CON. STAT. ANN. §8143.

THIS MORTGAGE SECURES FUTURE ADVANCES.

THIS MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) made this 19th day of December, 2014, but effective as of December 31, 2014, by RIVERBEND BETHLEHEM HOLDINGS I LLC, a limited liability company, organized under the law of Pennsylvania and having its principal place of business at c/o Griffin Land & Nurseries, Inc., 204 West Newberry Road, Bloomfield, Connecticut 06002 (“Mortgagor”) to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 726 Exchange Street, Buffalo, NY  14210, Attention:  Commercial Loan Administration and any affiliate of the First Niagara Financial Group, Inc. (“Mortgagee”).

TO secure payment of the Indebtedness (as herein defined) of Mortgagor, Mortgagor, intending to be legally bound, hereby irrevocably grants, sells, transfers, conveys, assigns, grants a security interest in and mortgages to Mortgagee, upon the terms and subject to the conditions hereinafter set forth, all of Mortgagor’s right, title and interest, now owned or hereafter acquired, in and to the property described on Schedule A annexed hereto and made a part hereof (the “Land”),

TOGETHER with (i) the appurtenances and all the estate and rights of Mortgagor in and to said property; (ii) all buildings and other improvements now or hereafter thereon; (iii) all fixtures (the “Fixtures”) and all personal property (the “Personal Property”) now or hereafter affixed to the Land or improvements; (iv) all the right, title and interest of Mortgagor in and to all streets, alleys, roads, waterways and public places adjoining said property; (v) all easements and rights of way, now or hereafter used or existing in connection with said property; (vi) all leases, licenses and subleases or any other use or occupancy agreement relating to the Land or improvements; (vii) all insurance policies covering said property, and all proceeds to be received under or from such insurance policies, whether by reason of loss or cancellation; (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, any proceeds of sale, proceeds of insurance and condemnation awards (including any consequential damages on account thereof); and (ix) all Rents (as defined below).  All of the aforesaid property, rights and interests, however denominated, are herein called the “Premises.”

TO HAVE AND TO HOLD the Premises unto Mortgagee and its successors and assigns, forever.

PROVIDED ALWAYS, and these presents are upon the express condition that, if the Indebtedness shall have been satisfied in full and all obligations of Mortgagor under each of the documents evidencing or securing the Indebtedness have been terminated then this Mortgage and the estate hereby granted shall cease and become void.  Upon the occurrence of such event, Mortgagee will, if requested to do so by Mortgagor and at Mortgagor’s expense, execute and deliver to Mortgagor such documents as Mortgagor shall reasonably request to evidence or otherwise effect such event.

As used in this Mortgage, “Indebtedness” shall mean (i) all indebtedness, together with interest thereon, evidenced by the following instruments or agreements:  The Term Note of even date herewith from Mortgagor and Riverbend Bethlehem Holdings II LLC (“Holdings II”) to Mortgagee in the original principal amount of $21,600,000.00 (the “Loan”) having a maturity date of January 2, 2024, and any renewals, supplements, amendments, modifications and extensions thereof (the foregoing documents, together with this Mortgage, and all other documents, agreement or instruments delivered in connection with or in support of the Indebtedness are collectively referred to as the “Loan Documents”), (ii)  any and all obligations and liabilities of Mortgagor to Mortgagee, whether absolute or contingent, whether now existing or hereafter created, arising, evidenced or acquired  under any agreement, device or arrangement designed to protect Mortgagor and Riverbend Bethlehem Holdings II LLC from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest  rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, and any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing (any such agreement, device or arrangement being referred to as an “Interest Rate Protection Agreement”), and (iii) all other indebtedness and other liabilities of Mortgagor to Mortgagee and affiliates of Mortgagee of every kind and character, arising under this Mortgage or any other Loan Documents or by operation of law, whether direct, indirect, primary, absolute, contingent, as borrower or guarantor, matured or unmatured, now owing or existing or hereafter incurred or created, originally contracted with Mortgagee or with others, evidenced by a negotiable or non-negotiable instrument or other writing, and all amendments, extensions, renewals and replacements thereof, including, without limitation, all principal, interest, charges, expenses, commitment or facility fees, collateral management or other fees, treasury management obligations, obligations due pursuant to any interest rate protection agreement entered into by Mortgagor, reasonable attorneys’ fees and expenses related to collection of the foregoing and any other amount payable by Mortgagor under this Mortgage and any other agreement between the parties whether executed in connection herewith or otherwise.

1.                                      Covenants of Mortgagor.  Mortgagor agrees with Mortgagee. that so long as this Mortgage is in effect:

(a)                                 Taxes.  Mortgagor will pay all taxes, assessments, sewer bills and water rates (collectively “Taxes”) affecting the Premises, and if in default thereof, Mortgagee may pay the same.  Mortgagor shall be permitted to withhold payment of such Taxes in connection with an appeal thereof, taken in accordance with appropriate procedures, provided enforcement action against the Premises is stayed pending the outcome of such appeal.  Mortgagor will, upon demand, deliver to Mortgagee, receipts for the payment of any Taxes;

(b)                                 Insurance.  Mortgagor will keep the Premises insured for the benefit of, and by insurers acceptable to, Mortgagee against such risks, and in such form and amount, as Mortgagee may from time to time require, including, without limitation, flood insurance, if available, and fire and extended coverage casualty insurance for the full replacement value of the buildings and other improvements on the Premises; will have endorsed on such policies standard mortgagee and lender loss payee clauses in the name of Mortgagee; and will deliver a copy of each policy to Mortgagee (or such other evidence thereof as is acceptable to Mortgagee).  If the Premises is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Mortgagor shall maintain a flood insurance policy covering the Premises in an amount not less than the original principal amount of the Indebtedness secured hereunder or the maximum limit of coverage available under the federal program, whichever amount is less.  Mortgagor may provide the coverage required hereunder through a blanket policy of insurance specifically listing the Premises as a covered property.  Acceptance of any insurance policy shall not constitute approval by Mortgagee of the insurer, coverage, form, amount or sufficiency of the policy.  Mortgagor will comply promptly with all applicable requirements of any insurance rating authorities.  Mortgagor will give immediate notice to Mortgagee of any damage by fire or other casualty to the Premises.  Any insurance proceeds received by Mortgagee may, at Mortgagee’s sole option, be paid wholly or in part to finance repair or replacement of improvements to the Premises or for other purposes proposed by Mortgagor which are acceptable to Mortgagee, without affecting the lien of this Mortgage for the full amount of Indebtedness owing prior to receipt of such proceeds, or may be applied by Mortgagee on the Indebtedness.  If no Event of Default has occurred and is continuing, and the cost to repair the damage to the Premises does not exceed $500,000.00, then the insurance proceeds shall be paid to Mortgagor and used for the restoration of the Premises. If the cost to repair the damage exceeds $500,000.00, provided no Event of Default has occurred and is continuing, and further provided that Mortgagor demonstrates to the full satisfaction of Mortgagee in Mortgagee’s reasonable discretion that: (i) the subject insurance proceeds are sufficient to restore the damage to the Premises, (ii) the restoration of damage caused by such casualty can be completed within two hundred forty (240) days following such casualty; and (iii) the restoration of damage is permitted under applicable state and local regulations, then Mortgagee will permit the use of such insurance proceeds received by Mortgagee and Mortgagor to be used for the restoration of the Premises subject to the following additional conditions. The foregoing shall apply only to such insurance proceeds as may be needed to defray the cost of restoration and any excess over the actual cost of restoration shall be paid over to Mortgagor.  Any insurance proceeds made available shall be held by Mortgagee until Mortgagor furnishes complete plans and specifications for the restoration of the Premises, reasonably satisfactory to Mortgagee and accompanied by all required governmental approvals and permits and shall be disbursed to the Mortgagor solely for the purpose of restoring the Premises to its former condition as the work progresses, the time and amount of each disbursement to be at the sole discretion and upon the estimate of Mortgagee. The foregoing shall not apply to any casualty which occurs during the last one hundred eighty (180) days prior to the maturity date of the Loan.

(c)                                  Estoppel Certificate.  Mortgagor, within ten days after request, will furnish a duly acknowledged written statement of the then outstanding Indebtedness secured by this Mortgage and whether any offsets or defenses exist against such Indebtedness;

(d)                                 Property Status; Right of Entry and Inspection.  Mortgagor will comply with all government requirements respecting the Premises and will not use the Premises in any way that violates any law, ordinance, rule, regulation or requirement, or in any way that violates any enforceable restrictive covenant on the use of the Premises.  No building, Fixture or Personal Property on the Premises will be removed, demolished or altered without the prior written consent of Mortgagee.  Mortgagor will repair or replace to the satisfaction of Mortgagee any buildings or improvements of the Premises damaged by casualty, will maintain the Premises in good condition and repair and will not suffer any waste.  Mortgagee or its agents shall have the right to enter and inspect the Premises at any reasonable time;

(e)                                  Tenancies and Leases.  Except for terminations in the event of a default thereunder, Mortgagor will not cancel, abridge or otherwise modify any tenancies, subtenancies, leases or subleases of the Premises, nor accept prepayments of installments of rent, without Mortgagee’s prior written consent, which shall not be unreasonably withheld or delayed;

(f)                                   Liens and Encumbrances.  Mortgagor will keep the Premises free from all liens and encumbrances, except (i) the lien in favor of Mortgagee, (ii) encumbrances of record on the date of this Mortgage, (iii) liens for taxes attaching prior to payment becoming due, if payment is made when due, and (iv) easements granted to utility companies which may benefit the Premises;

(g)                                  Prepayment of Rent.  Mortgagor shall include in all future leases of any part of the Premises a provision prohibiting the prepayment of any rent without the prior written consent of Mortgagee;

(h)                                 Existence; Compliance with Laws.  If Mortgagor is a corporation, limited liability company, limited partnership or like entity, so long as this Mortgage remains in effect, Mortgagor will do all things necessary to preserve and keep in full force and effect the existence, franchises, rights and privileges of Mortgagor as such type of entity under the laws of the state of its incorporation, formation, or organization, as applicable.  Mortgagor will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Premises or any part thereof; and

(i)                                     Operating Statements.  Mortgagor shall furnish to Mortgagee the financial and operating statements described in the Note.

2.                                      Representations and Warranties.

(a)                                 Title.  Mortgagor warrants good and marketable title to the Premises, subject only to those encumbrances set forth in the loan policy of title insurance provided to Mortgagor in connection with the Loan or otherwise approved by Mortgagee in writing.

(b)                                 Authority.  Mortgagor represents and warrants that the execution and delivery of this Mortgage has been duly authorized and that no other authorization is required under the terms of its organizational documents.

(c)                                  Commercial Purpose.  Mortgagor represents and warrants that the Loan or other financial accommodations included in the Indebtedness secured by this Mortgage were obtained solely for a business or commercial purpose and not for personal, residential, consumer or household purposes.

3.                                      Certain Rights and Obligations.

(a)                                 Mortgagee may take, but is not obligated to take, such action as Mortgagee deems appropriate to protect the Premises or the status or priority of the lien of this Mortgage, including, but not limited to:  (i) entry upon the Premises to protect the Premises from deterioration or damage, or to cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; (ii) payment of amounts due on liens having priority over this Mortgage; (iii) payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; (iv) obtaining insurance on the Premises; (v) commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage; or (vi) reappraisal of the Premises, if required by policy, at Mortgagee’s expense unless an Event of Default is then occurring, in which case such appraisal shall be at Mortgagor’s expense.  On demand, Mortgagor shall reimburse Mortgagee for all expenses in taking any such action, with interest, and the amount thereof shall be Indebtedness secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Indebtedness heretofore stated;

(b)                                 Mortgagor authorizes Mortgagee, without notice, demand or any reservation of rights and without affecting this Mortgage, from time to time:  (i) to accept from any person or entity and hold additional collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (ii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof, and to release or substitute any such obligation of any such indorser or guarantor, or any person or entity who has given any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, person or entity; (iii) to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Mortgagee, in its sole discretion, may determine; and (iv) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise);

(c)                                  If any default shall occur in the payment of any of the Indebtedness, this Mortgage shall remain valid, binding and enforceable:  (i) without deduction by reason of any setoff, defense or counterclaim of Mortgagor; (ii) without requiring protest or notice of nonpayment or notice of default to Mortgagor, or to any other person; (iii) without demand for payment or proof of such demand; (iv) without requiring Mortgagee to resort first to Mortgagor or to any other guaranty or any collateral which Mortgagee may hold; (v) without requiring notice of acceptance hereof or assent hereto by Mortgagee; and (vi) without requiring notice that any indebtedness has been incurred or of the reliance by Mortgagee upon this Mortgage; all of which Mortgagor hereby waives;

(d)                                 The enforceability of this Mortgage shall not be affected by:  (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of the Indebtedness; (ii) the invalidity, unenforceability, or loss or change in priority of any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; or (iv) the invalidity or unenforceability of any of the Indebtedness; all of which Mortgagor hereby waives; and

(e)                                  If Mortgagee shall receive from or on behalf of Mortgagor any sum less than the full amount then due and payable, Mortgagee may, but shall not be obligated to, accept the same and, if it elects to accept any such payment, it may without waiving any demand or Event of Default:  (i) apply such payment on account of the Indebtedness or any amount payable hereunder, or (ii) hold same or any part thereof, without liability for interest, in a special account and from time to time apply same or any part thereof as specified in Section 3(e)(i).

4.                                      Mortgagee’s Costs and Expenses.

(a)                                 Mortgagor will pay all filing, registration, and recording fees and all expenses incident to the preparation, execution, acknowledgement, filing and recording of this Mortgage, and any financing statements, releases, continuation statements, and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of this Mortgage.  Mortgagor shall further pay all reasonable costs and expenses of Mortgagee, including, without limitation, reasonable attorneys’ fees, for the release, discharge and satisfaction of this Mortgage and any other lien or encumbrance relating to this Mortgage, and the preparation of any and all documents necessary to effectuate the foregoing.

(b)                                 If any action is commenced to foreclose this Mortgage or to collect the Indebtedness, Mortgagor agrees to pay to Mortgagee all costs and expenses of every kind incurred by Mortgagee in connection with such action, which costs and expenses may be collected in such action and shall, to the extent permitted by law, be a lien on the Premises prior to any interest in, or claim upon the Premises arising subsequent to the lien hereof.  “Costs and expenses” as used in the preceding sentence shall include, without limitation, the actual attorneys’ fees incurred by Mortgagee in retaining counsel for advice, suit, appeal, or any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise.

5.                                      Default and Remedies.

(a)                                 In addition to any Events of Default set forth in any other Loan Documents, any of the following events or conditions shall constitute an “Event of Default”:  (i) if legal or equitable title to, or any interest in, the Premises sold or transferred in whole or in part, or if any rentals from the Premises are assigned to anyone while this Mortgage shall remain a lien thereon; (ii) failure of Mortgagor to perform or comply with the terms of any lease of the Premises or any part thereof; or (iii) default by Mortgagor under any mortgage affecting any part of the Premises which is, or is claimed to be, superior in lien to this Mortgage;

(b)                                 Mortgagee, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default.  The provisions of this paragraph are not intended in any way to affect any rights of Mortgagee with respect to any Indebtedness which may now or hereafter be payable on demand;

(c)                                  Upon the occurrence of an Event of Default, whether or not foreclosure proceedings have been instituted, Mortgagor shall, upon demand, surrender possession of the Premises to Mortgagee.  If Mortgagor remains in possession of the Premises after the happening of an Event of Default, the possession shall be as tenant of Mortgagee and Mortgagor agrees to pay in advance upon demand to Mortgagee a reasonable monthly rental for the Premises or portion so occupied.  Mortgagee may dispossess, by summary proceedings or otherwise, any tenant or Mortgagor defaulting in the payment of rent.  If a receiver is appointed, this covenant shall inure to the benefit of such receiver.  Notwithstanding any provision of law to the contrary, Mortgagee may, at its option, foreclose this Mortgage subject to the rights of tenants of the Premises which are subordinate to the lien of this Mortgage;

(d)                                 The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver;

(e)                                  If the Indebtedness shall exceed the amount secured by this Mortgage, or as evidenced by a combination of instruments that singularly or in part collectively may be less than said secured amount but combined exceed said secured amount, Mortgagee, in any foreclosure hereof, shall have the right to sue and collect the excess in the same action as commenced for the foreclosure hereof, and recover a money judgment for said excess with all the rights attendant thereto, including, without limitation, the issuance of an execution to the Sheriff for collection thereof, and Mortgagor hereby waives any defense based upon a claim that in doing so, Mortgagee is splitting its cause of action if it seeks to foreclose this Mortgage for part of the Indebtedness and recover at law for another part;

(f)                                   In the event of foreclosure of this Mortgage, the Premises may, at the option of Mortgagee, be sold in one or more parcels, notwithstanding any provision of law to the contrary;

(g)                                  Upon the happening of an Event of Default, Mortgagee may pursue, take or refrain from pursuing any remedy for collection of the Indebtedness, including an action to foreclose this Mortgage or to sell the Premises or any part thereof pursuant to procedures provided by applicable law.  Any reference in this Mortgage to an action or right of Mortgagee in regard to or in connection with a foreclosure or a foreclosure proceeding shall be deemed to include a sale and/or proceeding under this subsection; and

(h)                                 Upon the happening of an Event of Default, Mortgagee may exercise its rights of enforcement with respect to the Fixtures and Personal Property under the UCC.

6.                                      Due on Sale Clause.  Mortgagor shall not sell, convey or otherwise transfer any interest in the Premises (whether voluntarily or by operation of law), or agree to do so, without Mortgagee’s prior written consent, including (a) any sale, conveyance, encumbrance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Premises, except as otherwise permitted hereunder; (b) any lease of all or any portion of the Premises (in which case Mortgagee’s consent shall not be unreasonably withheld or delayed); or (c) any sale, conveyance, encumbrance, assignment, or other transfer of, or the grant of a security interest in, any share of stock of Mortgagor, if a corporation or any partnership interest in Mortgagor, if a partnership, or any membership interest, if a limited liability entity, except in favor of Mortgagee.  Any default under this Section shall cause an immediate acceleration of the Indebtedness without any demand by Mortgagee.

7.                                      Real Estate Tax and Insurance Account.

(a)                                 Upon Mortgagee’s request, Mortgagee will engage, at Mortgagor’s expense (which shall consist of a one-time payment upon such engagement), for a lifetime monitoring service to monitor real property tax accounts affecting the Premises.

(b)                                 Upon Mortgagee’s request following the failure by Mortgagor to pay the Impositions (defined below) prior to their delinquency, Mortgagor will pay to Mortgagee by depositing into a non-interest bearing deposit account with Mortgagee (“Imposition Account”) on the first day of each month during the term hereof, or any renewal term, a sum equal to one-twelfth (1/12) of the annual aggregate amount, as estimated from time to time by Mortgagee, of the aggregate of all taxes, assessments and sewer charges (collectively “Impositions”) on the Premises.  If such payments shall be deemed by Mortgagee to be insufficient to pay such Impositions, Mortgagor will pay the amount of such deficiency, on demand, to Mortgagee.

Mortgagor hereby pledges all sums in the possession of Mortgagee to Mortgagee as additional security for the Indebtedness secured hereby.  Mortgagee shall have no obligation to apply any sums held by Mortgagee pursuant to this Section 7(b) to the payment of such Impositions unless directed to do so by Mortgagor in writing delivered during a period of time when no uncured Event of Default shall exist setting forth the particular Imposition to be paid. Notwithstanding the foregoing, Mortgagee may, in its discretion but shall not be required to, pay any such Imposition without written direction from Mortgagor or contrary to the direction of Mortgagor.  So long as no Event of Default shall exist and after giving written notice to Mortgagee, Mortgagor may in good faith contest any Imposition and permit such Imposition to remain unpaid during the period under any such contest provided that (i) the amounts held by Mortgagee in the Imposition Account are at all times sufficient to pay such contested Impositions and all other non-contested Impositions as and when the same shall come due and payable or Mortgagor shall, upon demand by Mortgagee, deposit amounts sufficient for these purposes with Mortgagee, (ii) Mortgagor shall deposit with Mortgagee as and when the same shall accrue all late charges, interest and penalties which result from the contest or which would ultimately be payable in the event such contest is unsuccessful, and (iii) no portion of the Premises shall be at risk of forfeiture or foreclosure on account of the non-payment of any amounts under contest or otherwise. Upon the occurrence and during the continuation of any Event of Default or if any conditions set forth in clauses (i), (ii) or (iii) of this paragraph shall fail to be satisfied, then Mortgagee may, in its discretion but shall not be required to, pay any such contested Imposition out of the Imposition Account or otherwise even if such payment is to prejudice Mortgagor’s ability thereafter to contest such items.

8.                                      Assignment of Rents and Awards.

(a)                                 Mortgagor hereby assigns to Mortgagee all rents, issues, and profits of the Premises (collectively “Rents”).  This assignment is a present, absolute and unconditional assignment, effective immediately upon execution and delivery of this Mortgage and shall continue in effect until the Indebtedness is finally and irrevocably paid in full.  Mortgagor grants to Mortgagee the right, subject to the rights of any tenants, to enter upon and take possession of the Premises for purposes of collecting the Rents and letting the Premises, or any part thereof, and to apply the Rents on account of the Indebtedness after payment of all charges and expenses, including, without limitation, management and operation fees. Before or after an Event of Default, Mortgagee may notify all or any tenants of this present assignment and during the continuance of an Event of Default may direct such tenants to make all rent payments to Mortgagee.  Until such notice by Mortgagee, Mortgagor may collect the Rents.  Any third party may completely rely upon Mortgagee’s notice of its right to collect the Rents at any time without such third party having to independently determine the actual existence of such right.

(b)                                 Any awards made for any taking by eminent domain or in any condemnation proceeding, or for consequential damages on account thereof, are hereby assigned to Mortgagee with power to collect, receive and apply same on the Indebtedness, whether or not then due and payable, but such application shall not affect any obligation to continue making payments in accordance with the terms of any note or other obligation evidencing the Indebtedness.

(c)                                  Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding paragraphs.

9.                                      No Modifications or Waivers.

(a)                                 This Mortgage is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided.  This Mortgage is intended by Mortgagor to be the final, complete and exclusive expression of the agreement between Mortgagor and Mortgagee.  No modification or amendment of any provision of this Mortgage shall be effective unless in writing, which writing shall make a specific reference to this Mortgage and shall be signed by a duly authorized officer of Mortgagee; and

(b)                                 No course of dealing between Mortgagor and Mortgagee and no act, delay or omission by Mortgagee in exercising any right or remedy hereunder, including, without limitation, acceptance of any partial payment on the Indebtedness, shall operate as a waiver of any right, remedy or default hereunder, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  All rights and remedies of Mortgagee hereunder are cumulative.

10.                               Financial Covenants.  Mortgagor covenants and agrees with, and represents to, Mortgagee, as follows:

(a)                                 The aggregate debt service coverage ratio (“DSCR”) for the Premises and the property known as 4270 Fritch Drive, Bethlehem, Pennsylvania mortgaged to Mortgagee by Holdings II as security for the Loan (the “4270 Property”; together with the Premises referred to collectively herein as the “Properties”) shall not be less than 1.35 to 1.00, as reasonably determined by Mortgagee and measured annually as of December 31.  If the Lease of even date herewith between Mortgagor and Holdings II, as landlord, and Griffin Land & Nurseries, Inc., as tenant (the “Master Lease”) is in effect such that the tenant is actually paying rent thereunder, the aggregate DSCR for the Properties shall not be less than 1.00 to 1.00.  The DSCR shall be based on the ratio of (a) Net Operating Income (defined below) to (b) Financial Obligations (defined below).  As used herein, “Net Operating Income” means, with respect to any fiscal period, the sum of (i) the aggregate amount of cash revenues actually received by Mortgagor and Holdings II in connection with the Properties during such fiscal period, minus (ii) the aggregate amount of operating expenses actually incurred by Mortgagor and Holdings II in connection with the ownership, maintenance and operation of the Properties and paid in cash during such fiscal period, excluding from operating expenses, however, any depreciation, amortization, non-cash type adjustments, and any capital expenses or expenses of capitalized items, improvements and/or replacements.  As used herein, “Financial Obligations” shall mean, for any fiscal period, an amount equal to the sum of all payments of principal and interest on the

Note that become due and payable, or that are to become due and payable, during such fiscal period.  For purposes hereof, interest on the Note will be deemed to be the fixed interest rate charged under the Interest Rate Protection Agreement.

11.                               Environmental Covenants.  Mortgagor covenants and agrees with and represents to Mortgagee, as follows:

(a)                                 Mortgagor has not heretofore obtained any information or notice or request from any governmental agency, other entity or person (collectively, “Authority”) for information, or provided any information or notice to any such Authority, concerning the unpermitted or unauthorized presence or release of hazardous substances, hazardous wastes or other raw materials or wastes (including petroleum products) as such are defined by any applicable federal, state or local law, on, above, within, in the vicinity of, related to or affecting the Premises.

(b)                                 To Mortgagor’s knowledge, Mortgagor has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations or other consents required by, and is not in material violation of, any applicable federal, state or local health, safety or environmental law, ordinance, rule, regulation or order.

(c)                                  Mortgagor shall conduct its operations in compliance with the provisions of all applicable federal, state or local laws, ordinances, rules, regulations and orders related to any natural or environmental resource or media located on, above, within or in the vicinity of, related to, or affected by, the Premises.  Mortgagor shall promptly notify Mortgagee in writing if Mortgagor receives any information or notice or request from any Authority for information, or if Mortgagor provides any information or notice to any such Authority, concerning the unpermitted or unauthorized presence or release of hazardous substances, hazardous wastes or other raw materials or wastes (including petroleum products) as such terms are defined by any applicable federal, state or local law, on, above, within, in the vicinity of, related to or affecting the Premises.

(d)                                 Mortgagor shall indemnify and hold Mortgagee harmless against any and all claims, expenses, demands, losses, costs, fines or liabilities of whatever kind or nature (including, without limitation, arising from personal injury or property damage) in any way related to any environmental condition on, above, within, in the vicinity of, related to or affected by the Premises, all as more particularly provided in that certain Environmental Compliance and Indemnity Agreement of even date herewith between Mortgagor and Mortgagee.

12.                               Consents and Waivers Relating to Legal Proceedings.

(a)                                 MORTGAGOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY MORTGAGEE AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL TO THE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF CONNECTICUT OR THE COMMONWEALTH OF PENNSYLVANIA OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF CONNECTICUT OR THE COMMONWEALTH OF PENNSYLVANIA, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING AND (iii) WAIVES ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES.

(b)                                 MORTGAGOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT MORTGAGOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS MORTGAGE, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL RELATED HERETO, (ii) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENT OR (iii) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS MORTGAGE, OR ANY COLLATERAL RELATED HERETO.  MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

(c)                                  MORTGAGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

(d)                                 PREJUDGMENT REMEDY WAIVER.  MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a ET SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES MORTGAGEE MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.  MORE SPECIFICALLY, MORTGAGOR ACKNOWLEDGES THAT MORTGAGEE’S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER.  MORTGAGOR ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY MORTGAGEE’S ATTORNEY, AND MORTGAGEE ACKNOWLEDGES MORTGAGOR’S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.  MORTGAGOR FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF MORTGAGEE TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY MORTGAGEE AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY MORTGAGEE BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF MORTGAGOR OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY MORTGAGEE.  MORTGAGOR ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL.

13.                               Security Agreement/Fixture Filing.

(a)                                 This Mortgage is a Security Agreement as defined in the Pennsylvania Uniform Commercial Code (“UCC”).  Notwithstanding the filing of any financing statement covering any of the Premises in the records normally pertaining to personal property, at Mortgagee’s option, all of the Premises, for all purposes and in all proceedings, legal or equitable, shall be regarded (to the extent permitted by law) as part of the Land.  The mention in any such financing statement of any of the Premises shall not be construed as in any way altering any of the rights of Mortgagee or adversely affecting the priority of the lien granted hereby or by the Loan Documents, but such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee’s priority of interest, to be effective against any third party, must be filed in the UCC records.

(b)                                 Mortgagor shall execute and deliver to Mortgagee such documents, instruments and further assurances, in each case in form and substance satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder.  Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest, and Mortgagor shall pay all reasonable costs and expenses incurred by Mortgagee in connection therewith, including, without limitation, reasonable attorneys’ fees and costs of filing or recordation.

(c)                                  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Premises which is or is to become fixtures related to the Premises.  Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage.  Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage.

14.                               Miscellaneous.

(a)                                 Mortgagor hereby appoints Mortgagee as attorney-in-fact of Mortgagor, irrevocably and with power of substitution, in the same manner, to the same extent and with the same effect as if Mortgagor were to do the same to file financing statements relating to the Premises or to execute and file any such financing statement in Mortgagor’s name, all as Mortgagee may deem appropriate to perfect and continue its lien and security interest in the Premises; during the continuance of an Event of Default (i) to make, adjust or settle and receive payment on any insurance claims with respect to the Premises; (ii) to endorse the name of Mortgagor on any instruments, documents or other evidences of the Premises that may come into Mortgagee’s possession; (iii) to execute proofs of claim and loss; (iv) to execute endorsements, assignments or other instruments of conveyance or transfer; and (v) to perform all other acts which Mortgagee deems appropriate to protect and preserve the Premises and to enforce the terms of this Mortgage.  The agency hereunder is unconditional and shall not terminate until all of the Indebtedness is paid in full;

(b)                                 All notices, elections or demands permitted or required herein shall be in writing, signed by the party giving such notice, election or demand, and given personally or by mail, addressed to the appropriate party at the address designated for such party in the heading of this Mortgage, or such other address in the continental United States as the party who is to receive such notice may designate by notice to the other party.  Notice by mail shall be by registered or certified United States mail, addressed to the party to be notified, and with the proper amount of postage affixed thereto.  The effective date of the notice, election or demand shall be the date of personal delivery or the third business day following the date of mailing, as the case may be.  Rejection or other refusal to accept, or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice, election or demand sent;

(c)                                  If more than one party joins in the execution of this Mortgage, their obligations hereunder shall be joint and several and shall be binding upon their heirs, executors, administrators, successors, and assigns;

(d)                                 Any reference herein to “Mortgagee” shall be deemed to include and apply to every subsequent holder of this Mortgage and any reference herein to “Mortgagor” shall be deemed to include and apply to every subsequent owner of the Premises and every person liable upon the Indebtedness, unless the language or circumstances clearly requires the contrary;

(e)                                  “Mortgagor” shall include:  (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Mortgagor shall have been transferred; (ii) in the case of a partnership Mortgagor, any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company Mortgagor, any other corporation or limited liability company into or with which Mortgagor shall have been merged, consolidated, reorganized, or absorbed;

(f)                                   If after receipt of any payment of all or any part of the Indebtedness, Mortgagee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Mortgage shall continue in full force notwithstanding any contrary action which may have been taken by Mortgagee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Mortgagee’s rights under this Mortgage and shall be deemed to have been conditioned upon such payment having become final and irrevocable;

(g)                                  Without limiting any other right of Mortgagee, whenever Mortgagee has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Mortgagee at its sole election may set off against the Indebtedness any and all moneys then owed to Mortgagor by Mortgagee or any other direct or indirect subsidiary of First Niagara Financial Group, Inc. (in any capacity), whether or not the Indebtedness or the obligation to pay such moneys owed by Mortgagee is then due, and Mortgagee shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor or evidence thereof is made or entered on Mortgagee’s records subsequent thereto;

(h)                                 Captions of the paragraphs of this Mortgage are solely for the convenience of Mortgagor and Mortgagee, and are not an aid in the interpretation of this Mortgage; and

(i)                                     If any provision of this Mortgage is unenforceable in whole or in part, the remaining provisions shall continue to be effective.

(j)                                    To the fullest extent permitted by applicable law, Mortgagor and Mortgagee shall not assert, and each hereby waives any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Mortgage, any related Loan Documents, the transactions contemplated hereby or thereby or any loan or the use of the proceeds.

15.          Open-End Mortgage.  This Mortgage is an OPEN-END MORTGAGE as defined in 42 Pa. Con. Stat. Ann. §8143, as amended.  The maximum total indebtedness outstanding at any time and secured hereby may not exceed Thirty Two Million Four Hundred Thousand Dollars ($32,400,000).  Mortgagee’s address for receiving notices under 42 Pa. Con. Stat. Ann. §8143 shall be the address set forth in the first paragraph of this Mortgage.  The Mortgage secures, and the Term Note of even date herewith evidences the obligation of Mortgagor to repay, advances to be made after the date hereof for payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Premises or the lien of this Mortgage, costs incurred by Mortgagee by reason of the occurrence of an Event of Default, and advances made to complete construction of improvements at the Premises.  Mortgagor waives, to the fullest extent permitted by law, all of Mortgagor’s rights under 42 Pa. Con. Stat. Ann. §8143(c).

(The Remainder of this Page Intentionally Left Blank)

IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage, with the intent to be legally bound hereby, dated as of the date first set forth above.

RIVERBEND BETHLEHEM HOLDINGS I LLC

By:	Riverbend Lehigh Valley Holdings II LLC
Its Sole Member

	By:	Griffin Land , LLC
Its Sole Member

		By:	Griffin Land & Nurseries, Inc.
Its Sole Member

			By:	/s/ Michael Gamzon
			Name:	Michael Gamzon
			Title:	President

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

On this, the 19th day of December, 2014, before me, the undersigned, a Notary Public in and for said state, personally appeared Michael Gamzon, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or entity upon behalf of which the person acted, executed the instrument.

/s/ Mary F. Gallagher

Name:
(SEAL)		Notary Public

DATE COMMISSION EXPIRES:

Signature page to Mortgage and Security Agreement

The address of the within named Mortgagee is 195 Church Street, New Haven, CT  06510

FIRST NIAGARA BANK, N.A.

By:	/s/ Peter M. Hausherr
Print Name:	Peter M. Hausherr

Signature page to Mortgage and Security Agreement

Schedule A

Description of Property

ALL THAT CERTAIN parcel of land situate in the Township of Lower Nazareth, County of Northampton, Commonwealth of Pennsylvania, bounded and described in accordance with and shown as “Lot 1” on a Subdivision Plan for Griffin Land, Riverbend Bethlehem Holdings I, LLC, prepared by Pany and Lentz Engineering Company, dated December 23, 2009, last revised March 7, 2011, recorded in Map Book Volume 2011-5, Page 442 as follows, to wit:

Beginning at the iron pin being the northwest corner of lands now or formerly Darcy S. Mortazavi said point also being the terminus point of the easterly right-of-way line of Fritch Drive (70’ wide); thence along the northerly boundary line of Fritch Drive South 89° 54’ 42” West 35.00 feet to a point, the True Point of Beginning; thence along the terminus line of Fritch Drive and by lands now or formerly Fritch Incorporated South 89° 54’ 42” West 1146.33 feet to a point on lands now or formerly Opus Real Estate Pa VIII BC3 LP; thence along said lands of Opus Real Estate and lands now or formerly ASR Realty Corporation North 1° 45’ 29” East 423.86 feet to a point, a concrete monument; thence along said lands of ASR Realty Corporation and lands now or formerly Old Mill Recycling, Incorporated the following three (3) courses and distances;

North 63° 36’ 24” East 844.87 feet to a point;

North 1° 45’ 28” East 116.62 feet to a point;

North 2° 43’ 48” East 168.79 feet to a point on the southerly right-of-way line of CONRAIL, formerly known as Lehigh and New England Railroad;

Thence along said right-of-way South 85° 48’ 55” East 145.22 feet to a point in line with Lot 2; thence along said Lot 2 the following three (3) courses and distances;

South 14° 03’ 28” East 874.15 feet to a point of curvature;

Thence by the arc of a circle deflecting to the right having a radius of 200.00 feet, an arc length of 47.08 feet, a chord bearing South 7° 18’ 49” East a chord distance of 46.98 feet to a point of tangency;

Thence South 0° 34’ 10” East 177.47 feet to a point, the True Point of Beginning.

Containing 17.71 Acres

Schedule A to Mortgage and Security Agreement